Exhibit I
AGREEMENT AND PLAN OF REORGANIZATION
 THIS AGREEMENT AND PLAN OF REORGANIZATION (the Agreement) is made as of the 8th day of March, 1996 by and among Fidelity Devonshire Trust, a Massachusetts business trust, on behalf of Spartan Long-Term Government Bond Fund (Long-Term Government), a series of Fidelity Devonshire Trust, and Fidelity Fixed-Income Trust, a Massachusetts business trust, on behalf of Spartan Government Income Fund (Government Income), a series of Fidelity Fixed-Income Trust. Fidelity Devonshire Trust and Fidelity Fixed-Income Trust may be referred to herein collectively as the "Trusts" or each individually as a "Trust." Government Income and Long-Term Government may be referred to herein collectively as the "Funds" or each individually as the "Fund."
 This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the Code). The reorganization will comprise: (a) the transfer of all of the assets of Long-Term Government to Government Income solely in exchange for shares of beneficial interest in Government Income (the Government Income Shares) and the assumption by Government Income of Long-Term Government's liabilities; and (b) the constructive distribution of such shares by Long-Term Government PRO RATA to its shareholders in complete liquidation and termination of Long-Term Government in exchange for all of Long-Term Government's outstanding
shares.   Long-Term Government shall receive shares of Government Income equal in value to the net asset value per share of Long-Term Government multiplied by the number of shares of Long-Term Government then outstanding, which Long-Term Government shall then distribute PRO RATA to its shareholders. The foregoing transactions are referred to herein as the "Reorganization."
 In consideration of the mutual promises and subject to the terms and conditions herein, the parties covenant and agree as follows:
1. REPRESENTATIONS AND WARRANTIES OF LONG-TERM GOVERNMENT. Long-Term Government represents and warrants to and agrees with Government Income that:
(a) Long-Term Government is a series of Fidelity Devonshire Trust, a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, and has the power to own all of its properties and assets and to carry out its obligations under this Agreement. It has all necessary federal, state, and local authorizations to carry on its business as now being conducted and to carry out this Agreement;
(b) Fidelity Devonshire Trust is an open-end, management investment company duly registered under the Investment Company Act of 1940, as amended (the 1940 Act), and such registration is in full force and effect;
(c) The Prospectus and Statement of Additional Information of Long-Term Government dated March 22, 1995, previously furnished to Government Income, did not and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(d) There are no material legal, administrative, or other proceedings pending or, to the knowledge of Long-Term Government, threatened against Long-Term Government which assert liability on the part of Long-Term Government. Long-Term Government knows of no facts which might form the basis for the institution of such proceedings;
(e) Long-Term Government is not in, and the execution, delivery, and performance of this Agreement will not result in, violation of any provision of its Amended and Restated Declaration of Trust or By-laws, or, to the knowledge of Long-Term Government, of any agreement, indenture, instrument, contract, lease, or other undertaking to which Long-Term Government is a party or by which Long-Term Government is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which Long-Term Government is a party or is bound;
(f) The Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, Per-Share Data and Ratios, and the Schedule of Investments (including market values) of Long-Term Government at January 31, 1996, have been audited by Coopers & Lybrand L.L.P., independent accountants, and have been furnished to Government Income together with such unaudited financial statements and schedule of investments (including market values) for the six month period ended July 31, 1995. Said statements of assets and liabilities and schedules of investments fairly present the Fund's financial position as of such dates and said statement of operations and changes in net assets fairly reflect its results of operations and changes in financial position for the periods covered thereby in conformity with generally accepted accounting principles consistently applied;
(g) Long-Term Government has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of July 31, 1995 and those incurred in the ordinary course of Long-Term Government's business as an investment company since July 31, 1995;
(h) The registration statement (Registration Statement) to be filed with the Securities and Exchange Commission (Commission) by Government Income on Form N-14 relating to the shares of Government Income issuable hereunder and the proxy statement of Long-Term Government included therein (Proxy Statement), on the effective date of the Registration Statement and insofar as they relate to Long-Term Government (i) will comply in all material respects with the provisions of the Securities Act of 1933, as amended (the 1933 Act), the Securities Exchange Act of 1934, as amended (the 1934 Act), and the 1940 Act, and the rules and regulations thereunder, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 7 and on the Closing Date, the prospectus contained in the Registration Statement of which the Proxy Statement is a part (the Prospectus), as amended or supplemented, insofar as it relates to Long-Term Government, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(i) All material contracts and commitments of Long-Term Government (other than this Agreement) will be terminated without liability to Long-Term Government prior to the Closing Date (other than those made in connection with redemptions of shares and the purchase and sale of portfolio securities made in the ordinary course of business);
(j) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Long-Term Government of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and state securities or blue sky laws (which term as used herein shall include the District of Columbia and Puerto Rico);
(k) Long-Term Government has filed or will file all federal and state tax returns which, to the knowledge of Long-Term Government's officers, are required to be filed by Long-Term Government and has paid or will pay all federal and state taxes shown to be due on said returns or provision shall have been made for the payment thereof, and, to the best of Long-Term Government's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;
(l) Long-Term Government has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company for all prior taxable years and intends to meet such requirements for its current taxable year ending on the Closing Date (as defined in Section 6);
(m) All of the issued and outstanding shares of Long-Term Government are, and at the Closing Date will be, duly and validly issued and outstanding and fully paid and nonassessable as a matter of Massachusetts law (except as disclosed in the Fund's Statement of Additional Information), and have been offered for sale and in conformity with all applicable federal securities laws. All of the issued and outstanding shares of Long-Term Government will, at the Closing Date, be held by the persons and in the amounts set forth in the list of shareholders submitted to Government Income in accordance with this Agreement;
(n) At both the Valuation Time (as defined in Section 4) and the Closing Date (as defined in Section 6), Long-Term Government will have the full right, power, and authority to sell, assign, transfer, and deliver its portfolio securities and any other assets of Long-Term Government to be transferred to Government Income pursuant to this Agreement. At the Closing Date, subject only to the delivery of Long-Term Government's portfolio securities and any such other assets as contemplated by this Agreement, Government Income will acquire Long-Term Government's portfolio securities and any such other assets subject to no encumbrances, liens, or security interests (except for those that may arise in the ordinary course and are disclosed to Government Income) and without any restrictions upon the transfer thereof; and
(o) The execution, performance, and delivery of this Agreement will have been duly authorized prior to the Closing Date by all necessary corporate action on the part of Long-Term Government, and this Agreement constitutes a valid and binding obligation of Long-Term Government enforceable in accordance with its terms, subject to shareholder approval.
2. REPRESENTATIONS AND WARRANTIES OF GOVERNMENT INCOME. Government Income represents and warrants to and agrees with Long-Term Government that:
(a) Government Income is a series of Fidelity Fixed-Income Trust, a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, and has the power to own all of its properties and assets and to carry out its obligations under this Agreement. It has all necessary federal, state, and local authorizations to carry on its business as now being conducted and to carry out this Agreement;
(b) Fidelity Fixed-Income Trust is an open-end, management investment company duly registered under the 1940 Act, and such registration is in full force and effect;
(c) The Prospectus and Statement of Additional Information of Government Income, dated June 24, 1995, previously furnished to Long-Term Government did not and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(d) There are no material legal, administrative, or other proceedings pending or, to the knowledge of Government Income, threatened against Government Income which assert liability on the part of Government Income. Government Income knows of no facts which might form the basis for the institution of such proceedings;
(e) Government Income is not in, and the execution, delivery, and performance of this Agreement will not result in, violation of any provision of its Amended and Restated Declaration of Trust or By-laws, or, to the knowledge of Government Income, of any agreement, indenture, instrument, contract, lease, or other undertaking to which Government Income is a party or by which Government Income is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which Government Income is a party or is bound;
(f) The Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, Per-Share Data and Ratios, and the Schedule of Investments (including market values) of Government Income at April 30, 1995, have been audited by Coopers & Lybrand L.L.P., independent accountants, and have been furnished to Long-Term Government together with such unaudited financial statements and schedule of investments (including market values) for the six month period ended October 31, 1995. Said statements of assets and liabilities and schedules of investments fairly present its financial position as of such dates and said statement of operations and changes in net assets fairly reflect its results of operations and changes in financial position for the periods covered thereby in conformity with generally accepted accounting principles consistently applied;
(g) Government Income has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of October 31, 1995 and those incurred in the ordinary course of Government Income's business as an investment company since October 31, 1995;
(h) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Government Income of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and state securities or blue sky laws (which term as used herein shall include the District of Columbia and Puerto Rico);
(i) Government Income has filed or will file all federal and state tax returns which, to the knowledge of Government Income's officers, are required to be filed by Government Income and has paid or will pay all federal and state taxes shown to be due on said returns or provision shall have been made for the payment thereof, and, to the best of Government Income's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;
(j) Government Income has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company for all prior taxable years and intends to meet such requirements for its current taxable year ending on October 31, 1996;
(k) By the Closing Date, the shares of beneficial interest of Government Income to be issued to Long-Term Government will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and nonassessable (except as disclosed in the Fund's Statement of Additional Information) by Government Income, and no shareholder of Government Income will have any preemptive right of subscription or purchase in respect thereof;
(l) The execution, performance, and delivery of this Agreement will have been duly authorized prior to the Closing Date by all necessary corporate action on the part of Government Income, and this Agreement constitutes a valid and binding obligation of Government Income enforceable in accordance with its terms, subject to approval by the shareholders of Long-Term Government;
(m) The Registration Statement and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to Government Income, (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act, and the rules and regulations thereunder, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 7 and on the Closing Date, the Prospectus, as amended or supplemented, insofar as it relates to Government Income, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(n) The issuance of the Government Income Shares pursuant to this Agreement will be in compliance with all applicable federal securities laws; and
(o) All of the issued and outstanding shares of beneficial interest of Government Income have been offered for sale and sold in conformity with the federal securities laws.
3.  REORGANIZATION.
(a) Subject to the requisite approval of the shareholders of Long-Term Government and to the other terms and conditions contained herein, Long-Term Government agrees to assign, sell, convey, transfer, and deliver to Government Income on the Closing Date (as defined in Section 6) all of the assets of Long-Term Government of every kind and nature existing on the Closing Date. Government Income agrees in exchange therefor: (i) to assume all of Long-Term Government's liabilities existing on or after the Closing Date, whether or not determinable on the Closing Date, and (ii) to issue and deliver to Long-Term Government the number of full and fractional shares of Government Income having an aggregate net asset value equal to the value of the assets of Long-Term Government transferred hereunder, less the value of the liabilities of Long-Term Government, determined as provided for under Section 4.
(b) The assets of Long-Term Government to be acquired by Government Income shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest or dividends receivables), claims, choses in action, and other property owned by Long-Term Government, and any deferred or prepaid expenses shown as an asset on the books of Long-Term Government on the Closing Date. Long Term Government will pay or cause to be paid to Government Income any dividend or interest payments received by it on or after the Closing Date with respect to the assets transferred to Government Income hereunder, and Government Income will retain any dividend or interest payments received by it after the Valuation Time (as defined in Section 4) with respect to the assets transferred hereunder without regard to the payment date thereof.
(c) The liabilities of Long-Term Government to be assumed by Government Income shall include (except as otherwise provided for herein) all of Long-Term Government's liabilities, debts, obligations, and duties, of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable on the Closing Date, and whether or not specifically referred to in this Agreement. Notwithstanding the foregoing, Long-Term Government agrees to use its best efforts to discharge all of its known liabilities prior to the Closing Date.
 (d) Pursuant to this Agreement, as soon after the Closing Date as is conveniently practicable (the Liquidation Date), Long-Term Government will constructively distribute PRO RATA to its shareholders of record, determined as of the Valuation Time on the Closing Date, the Government Income Shares in exchange for such shareholders' shares of beneficial interest in Long-Term Government and Long-Term Government will be liquidated in accordance with Long-Term Government's Amended and Restated Declaration of Trust. Such distribution shall be accomplished by the Funds' transfer agent opening accounts on Government Income's share transfer books in the names of the Long-Term Government shareholders and transferring the Government Income Shares thereto. Each Long-Term Government shareholder's account shall be credited with the respective PRO RATA number of full and fractional (rounded to the third decimal place) Government Income Shares due that shareholder. All outstanding Long-Term Government shares, including any represented by certificates, shall simultaneously be canceled on Long-Term Government's share transfer records. Government Income shall not issue certificates representing the Government Income Shares in connection with the Reorganization.
(e) Any reporting responsibility of Long-Term Government is and shall remain its responsibility up to and including the date on which it is terminated.
(f) Any transfer taxes payable upon issuance of the Government Income Shares in a name other than that of the registered holder on Long-Term Government's books of the Long-Term Government shares constructively exchanged for the Government Income Shares shall be paid by the person to whom such Government Income Shares are to be issued, as a condition of such transfer.
4.  VALUATION.
(a) The Valuation Time shall be 4:00 p.m. Eastern time on the Closing Date (as defined in Section 6), or such day as may be mutually agreed upon in writing by the parties hereto (the Valuation Time).
(b) On the Closing Date, Government Income will deliver to Long-Term Government the number of Government Income Shares having an aggregate net asset value equal to the value of the assets of Long-Term Government transferred hereunder less the liabilities of Long-Term Government, determined as provided in this Section 4.
(c) The net asset value of the Government Income Shares to be delivered to Long-Term Government, the value of the assets of Long-Term Government transferred hereunder, and the value of the liabilities of Long-Term Government to be assumed hereunder shall in each case be determined as of the Valuation Time.
(d) The net asset value of the Government Income Shares shall be computed in the manner set forth in the then-current Government Income Prospectus and Statement of Additional Information, and the value of the assets and liabilities of Long-Term Government shall be computed in the manner set forth in the then-current Long-Term Government Prospectus and Statement of Additional Information.
(e) All computations pursuant to this Section shall be made by or under the direction of Fidelity Service Co., a division of FMR Corp., in accordance with its regular practice as pricing agent for Long-Term Government and Government Income.
5.  FEES; EXPENSES.
(a) Pursuant to the Funds' management contracts with Fidelity Management & Research Company (FMR), FMR will pay all fees and expenses, including legal, accounting, printing, filing, and proxy solicitation expenses, portfolio transfer taxes (if any), or other similar expenses incurred in connection with the transactions contemplated by this Agreement (but not including costs incurred in connection with the purchase or sale of portfolio securities).
(b) Each of Government Income and Long-Term Government represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.
6.   CLOSING DATE
(a) The Reorganization, together with related acts necessary to consummate the same (the Closing), unless otherwise provided herein, shall occur at the principal office of the Trusts, 82 Devonshire Street, Boston, Massachusetts, at the Valuation Time on May 31, 1996, or at some other time, date, and place agreed to by Long-Term Government and Government Income (the Closing Date).
(b) In the event that on the Closing Date: (i) the market for U.S. government securities is closed to trading, or (ii) trading thereon is restricted, or (iii) trading or the reporting of trading on said market or elsewhere is disrupted, all so that accurate appraisal of the total net asset value of Long-Term Government and the net asset value per Government Income Share is impracticable, the Valuation Time and the Closing Date shall be postponed until the first business day after the day when such trading shall have been fully resumed and such reporting shall have been restored, or such other date as the parties may agree.
7.  SHAREHOLDER MEETING AND TERMINATION OF LONG-TERM GOVERNMENT
(a) Long-Term Government agrees to call a meeting of its shareholders after the effective date of the Registration Statement, to consider transferring its assets to Government Income as herein provided, adopting this Agreement, and authorizing the liquidation of Long-Term Government.
(b) Long-Term Government agrees that as soon as reasonably practicable after distribution of the Government Income Shares, Long-Term Government shall be terminated as a series of Fidelity Devonshire Trust pursuant to its Amended and Restated Declaration of Trust, any further actions shall be taken in connection therewith as required by applicable law, and on and after the Closing Date Long-Term Government shall not conduct any business except in connection with its liquidation and termination.
8. CONDITIONS TO GOVERNMENT INCOME'S OBLIGATIONS. The obligations of Government Income hereunder shall be subject to the following conditions:
(a) That Long-Term Government furnishes to Government Income a statement, dated as of the Closing Date, signed by the Treasurer or Assistant Treasurer of Long-Term Government, certifying that as of the Valuation Time and the Closing Date all representations and warranties of Long-Term Government made in this Agreement are true and correct in all material respects and that Long-Term Government has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such dates;
(b) That Long-Term Government furnishes Government Income with copies of the resolutions, certified by an officer of Fidelity Devonshire Trust, evidencing the adoption of this Agreement and the approval of the transactions contemplated herein by the requisite vote of the holders of the outstanding shares of beneficial interest of Long-Term Government;

(c) That, on or prior to the Closing Date, Long-Term Government will declare one or more dividends or distributions which, together with all previous such dividends or distributions, shall have the effect of distributing to the shareholders of Long-Term Government substantially all of Long-Term Government's investment company taxable income and all of its net realized capital gain, if any, as of the Closing Date;
(d) That Long-Term Government shall deliver to Government Income at the Closing a statement of its assets and liabilities, together with a list of its portfolio securities showing each such security's adjusted tax basis and holding period by lot, with values determined as provided in Section 4 of this Agreement, all as of the Valuation Time, certified on Long-Term Government's behalf by its Treasurer or Assistant Treasurer;
(e) That Long-Term Government's custodian shall deliver to Government Income a certificate identifying the assets of Long-Term Government held by such custodian as of the Valuation Time on the Closing Date and stating that at the Valuation Time: (i) the assets held by the custodian will be transferred to Government Income; (ii) Long-Term Government's assets have been duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof; and (iii) to the best of the custodian's knowledge, all necessary taxes in conjunction with the delivery of the assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made;
(f) That Long-Term Government's transfer agent shall deliver to Government Income at the Closing a certificate setting forth the number of shares of Long-Term Government outstanding as of the Valuation Time and the name and address of each holder of record of any such shares and the number of shares held of record by each such shareholder;
(g) That Long-Term Government calls a meeting of its shareholders to be held after the effective date of the Registration Statement, to consider transferring its assets to Government Income as herein provided, adopting this Agreement, and authorizing the liquidation and termination of Long-Term Government;
(h) That Long-Term Government delivers to Government Income a certificate of an officer, dated the Closing Date, that there has been no material adverse change in Long-Term Government's financial position since October 31, 1995, other than changes in the market value of its portfolio securities, or changes due to net redemptions of its shares, dividends paid, or losses from operations; and
(i) That all of the issued and outstanding shares of beneficial interest of Long-Term Government shall have been offered for sale and sold in conformity with all applicable state securities laws and, to the extent that any audit of the records of Long-Term Government or its transfer agent by Government Income or its agents shall have revealed otherwise, Long-Term Government shall have taken all actions that in the opinion of Government Income are necessary to remedy any prior failure on the part of Long-Term Government to have offered for sale and sold such shares in conformity with such laws.
9.  CONDITIONS TO OBLIGATIONS OF LONG-TERM GOVERNMENT.
(a) That Government Income shall have executed and delivered to Long-Term Government an Assumption of Liabilities, certified by an officer of Fidelity Fixed-Income Trust, dated as of the Closing Date pursuant to which Government Income will assume all of the liabilities of Long-Term Government existing at the Valuation Time in connection with the transactions contemplated by this Agreement;
(b) That Government Income furnishes to Long-Term Government a statement, dated as of the Closing Date, signed by the Treasurer or Assistant Treasurer of Government Income, certifying that as of the Valuation Time and the Closing Date all representations and warranties of Government Income made in this Agreement are true and correct in all material respects, and Government Income has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such dates; and
(c) That Long-Term Government shall have received an opinion of Kirkpatrick & Lockhart LLP, counsel to Long-Term Government and Government Income, to the effect that the Government Income Shares are duly authorized and upon delivery to Long-Term Government as provided in this Agreement will be validly issued and will be fully paid and nonassessable by Government Income (except as disclosed in Long-Term Government's Statement of Additional Information) and no shareholder of Government Income has any preemptive right of subscription or purchase in respect thereof.
10.  CONDITIONS TO OBLIGATIONS OF GOVERNMENT INCOME AND LONG-TERM
GOVERNMENT.
(a) That this Agreement shall have been adopted and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of beneficial interest of Long-Term Government;
(b) That all consents of other parties and all other consents, orders, and permits of federal, state, and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities, including "no action" positions of such federal or state authorities) deemed necessary by Government Income or Long-Term Government to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of Government Income or Long-Term Government, provided that either party hereto may for itself waive any of such conditions;
(c) That all proceedings taken by either Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to it and its counsel, Kirkpatrick & Lockhart LLP;
(d) That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement;
(e) That the Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Government Income and Long-Term Government, threatened by the Commission; and
(f) That Government Income and Long-Term Government shall have received an opinion of Kirkpatrick & Lockhart LLP satisfactory to Government Income and Long-Term Government that for federal income tax purposes:
 (i) The Reorganization will be a reorganization under section 368(a)(1)(C) of the Code, and Long-Term Government and Government Income will each be parties to the Reorganization under section 368(b) of the Code;
 (ii) No gain or loss will be recognized by Long-Term Government upon the transfer of all of its assets to Government Income in exchange solely for the Government Income Shares and the assumption of Long-Term Government's liabilities followed by the distribution of those Government Income Shares to the shareholders of Long-Term Government;
 (iii) No gain or loss will be recognized by Government Income on the receipt of Long-Term Government's assets in exchange solely for the Government Income Shares and the assumption of Long-Term Government's liabilities;
 (iv) The basis of Long-Term Government's assets in the hands of Government Income will be the same as the basis of such assets in Long-Term Government's hands immediately prior to the Reorganization;
 (v) Government Income's holding period in the assets to be received from Long-Term Government will include Long-Term Government's holding period in such assets;
 (vi) A Long-Term Government shareholder will recognize no gain or loss on the exchange of his or her shares of beneficial interest in Long-Term Government for the Government Income Shares in the Reorganization;
 (vii) A Long-Term Government shareholder's basis in the Government Income Shares to be received by him or her will be the same as his or her basis in the Long-Term Government shares exchanged therefor;
 (viii) A Long-Term Government shareholder's holding period for his or her Government Income Shares will be determined by including the period for which he or she held the Long-Term Government shares exchanged therefor, provided that those Long-Term Government shares were held as capital assets on the date of the Reorganization.

 Notwithstanding anything herein to the contrary, each of Long-Term Government and Government Income may not waive the conditions set forth in this subsection 10(f).
11.  COVENANTS OF GOVERNMENT INCOME AND LONG-TERM GOVERNMENT.
(a) Government Income and Long-Term Government each covenants to operate its respective business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the payment of customary dividends and distributions;
(b) Long-Term Government covenants that it is not acquiring the Government Income Shares for the purpose of making any distribution other than in accordance with the terms of this Agreement;
(c) Long-Term Government covenants that it will assist Government Income in obtaining such information as Government Income reasonably requests concerning the beneficial ownership of Long-Term Government's shares; and
(d) Long-Term Government covenants that its liquidation and termination will be effected in the manner provided in its Amended and Restated Declaration of Trust in accordance with applicable law and after the Closing Date, Long-Term Government will not conduct any business except in connection with its liquidation and termination.
12.  TERMINATION; WAIVER.
 Government Income and Long-Term Government may terminate this Agreement by mutual agreement. In addition, either Government Income or Long-Term Government may at its option terminate this Agreement at or prior to the Closing Date because:
 (i) of a material breach by the other of any representation, warranty, or agreement contained herein to be performed at or prior to the Closing Date; or
 (ii) a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.
In the event of any such termination, there shall be no liability for damages on the part of Long-Term Government or Government Income, or their respective Trustees or officers.
13.  SOLE AGREEMENT; AMENDMENTS; WAIVERS; SURVIVAL OF WARRANTIES.
(a) This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.
(b) This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the respective President, any Vice President, or Treasurer of Government Income or Long-Term Government; provided, however, that following the shareholders' meeting called by Long-Term Government pursuant to Section 7 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Government Income Shares to be paid to Long-Term Government shareholders under this Agreement to the detriment of such shareholders without their further approval.
(c) Either Fund may waive any condition to its obligations hereunder, provided that such waiver does not have any material adverse effect on the interests of such Fund's shareholders.
 The representations, warranties, and covenants contained in the Agreement, or in any document delivered pursuant hereto or in connection herewith, shall survive the consummation of the transactions contemplated hereunder.

14.  DECLARATIONS OF TRUST.
 A copy of the Declaration of Trust of each Fund, as restated and amended, is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of each Fund as trustees and not individually and that the obligations of each Fund under this instrument are not binding upon any of such Fund's Trustees, officers, or shareholders individually but are binding only upon the assets and property of such Fund. Each Fund agrees that its obligations hereunder apply only to such Fund and not to its shareholders individually or to the Trustees of such Fund.
15.  ASSIGNMENT.
 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.
 This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.
 IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by an appropriate officer.
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